As filed with the Securities and Exchange Commission on March 24, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASLAN Pharmaceuticals Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

3 Temasek Avenue
Level 18 Centennial Tower

Singapore 039190

(Address of principal executive offices) (Zip code)

_____________________________________

2020 Equity Incentive Plan

_____________________________________

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 212 947 7200

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Patrick Loofbourrow Carlos Ramirez Edmond Lay Cooley LLP 10265 Science Center Drive San Diego, California 92121 +1 858 550 6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer	

Non-accelerated filer	☒	Smaller reporting company	

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. 

ASLAN Pharmaceuticals Limited (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 13,948,935 ordinary shares (an equivalent of 557,957 American Depositary Shares) under the ASLAN Pharmaceuticals Limited 2020 Equity Incentive Plan (the “2020 Plan”), pursuant to the provisions of the 2020 Plan which provide for annual automatic increases in the number of shares of ordinary shares reserved for issuance under the 2020 Plan. The Registrant previously registered ordinary shares for issuance under the 2020 Plan under Registration Statements on Form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 15, 2021 (File No. 333-252118) and March 25, 2022 (File No. 333-263843). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced in the preceding sentence.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The following documents, which have been filed with the SEC by the Registrant, are hereby incorporated by reference into this Registration Statement:

(a) the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2022, filed with the Commission on March 24, 2023;

(b) the Registrant’s Reports on Form 6-K furnished to the Commission on January 4, 2023; January 31, 2023; February 24, 2023; and March 10, 2023.

(c) the description of ADSs representing the Registrant’s Ordinary Shares contained in the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2022, filed with the Commission on March 24, 2023, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as to specific section of such statements as set forth therein.

Under no circumstances shall any information furnished on Form 6-K be deemed incorporated herein by reference unless such Form 6-K expressly provides to the contrary.

Item 8. Exhibits.

Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	Eleventh Amended and Restated Memorandum and Articles of Association of ASLAN Pharmaceuticals Limited.	6-K	001-38475	99.1	January 31, 2023
4.2	Form of Amended and Restated Deposit Agreement.	F-6EF	333-248632	99.A	September 4, 2020
4.3	Form of Amendment No. 1 to the Amended and Restated Deposit Agreement.	F-6 POS	333-248632	99.A(2)	March 3, 2023
4.4	Form of American Depositary Receipt (included in Exhibit 4.3).	F-6 POS	333-248632	99.A(2)	March 3, 2023
5.1+	Opinion of Walkers.
23.1+	Consent of independent registered public accounting firm, Deloitte & Touche LLP.
23.2+	Consent of Walkers (included in Exhibit 5.1).
24.1+	Power of Attorney (included on the signature page of this Form S-8).
99.1†	ASLAN Pharmaceuticals Limited 2020 Equity Incentive Plan.	6-K	001-38475	4.1	December 10, 2020
107+	Filing Fee Exhibit.

____________________________

† Indicates a management contract or any compensatory plan, contract or arrangement.

+ Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on March 24, 2023.

ASLAN Pharmaceuticals Limited

By: /s/ Carl Firth

Carl Firth, Ph.D.

Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Carl Firth, Ph.D., Kiran Asarpota and Ben Goodger, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl Firth Carl Firth, Ph.D.	Chief Executive Officer (Principal Executive Officer)	March 24, 2023

/s/ Kiran Asarpota Kiran Asarpota	Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)	March 24, 2023

/s/ Andrew Howden Andrew Howden	Chairman	March 24, 2023

/s/ Robert Hoffman Robert Hoffman	Director	March 24, 2023

/s/ Neil Graham Neil Graham, Ph.D.	Director	March 24, 2023

/s/ Kathleen M. Metters Kathleen M. Metters, Ph.D.	Director	March 24, 2023

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ASLAN Pharmaceuticals Limited, has signed this registration statement on March 24, 2023.

Authorized U.S. Representative

ASLAN Pharmaceuticals (USA) Inc.

By:	/s/ Carl Firth
Name:	Carl Firth, Ph.D.
Title:	Chief Executive Officer